Exhibit 15.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-255250) and Form F-3 (File No. 333-264486) of Adagene Inc. of our report dated March 29, 2024 relating to the financial statements, which appears in this Form 20-F.

/s/PricewaterhouseCoopers Zhong Tian LLP

Shanghai, the People’s Republic of China

March 29, 2024